 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1998
                                                     REGISTRATION NO. 333-55807
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                    POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              HOST MARRIOTT, L.P.
                            HMC MERGER CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

       DELAWARE                      7011                  52-2095412
       MARYLAND                      7011                  53-0085950
   (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817
                                (301) 380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            CHRISTOPHER G. TOWNSEND
                                GENERAL COUNSEL
                              HOST MARRIOTT, L.P.
                            HMC MERGER CORPORATION
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817
                                (301) 380-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                         J. WARREN GORRELL, JR., ESQ.
                           BRUCE W. GILCHRIST, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                (202) 637-5600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.

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

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Articles of Incorporation of Host REIT authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Director or officer of Host REIT. The Bylaws of Host REIT obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Articles of Incorporation and Bylaws also permit Host REIT to indemnify and advance expenses to any person who served a predecessor of Host REIT in any of the capacities described above and to any employee or agent of Host REIT or a predecessor of Host REIT. The Bylaws require Host REIT to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. Host REIT will indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, Host REIT may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. The Bylaws of Host REIT require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host REIT as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by Host REIT if it shall ultimately be determined that the standard of conduct was not met.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                                                          PAGE
                                                                          ----
FINANCIAL STATEMENT SCHEDULES
Report of Independent Public Accountants on Financial Statement Sched-
 ules.................................................................... S-1
Schedule III--Real Estate and Accumulated Depreciation................... S-2

 EXHIBITS
 --------
  2.1*     --Form of Agreement and Plan of Merger between the Partnerships and the Merger Partnerships
  3.1*     --Form of Second Amended and Restated Agreement of Limited
           Partnership of Host Marriott, L.P.
  3.2*     --Amended and Restated Agreement of Limited Partnership dated
            December 31, 1997 of Atlanta Marriott Marquis II Limited
            Partnership (incorporated by reference to Exhibit 2.a. of Atlanta
            Marquis Limited Partnership's Form 10-K for the year ended December
            31, 1997)
  3.3*     --Amended and Restated Agreement of Limited Partnership dated June
            12, 1989, of Mutual Benefit Chicago Marriott Suite Hotel Partners,
            L.P. (incorporated by reference to Exhibit 3.1 of Mutual Benefit
            Chicago Marriott Suite Hotel Partners, L.P.'s Form 10 filed June
            12, 1998)
  3.4*     --Second Amended and Restated Agreement of Limited Partnership dated
            September 26, 1997 of Desert Springs Marriott Limited Partnership
            (incorporated by reference to Exhibit 3.2 of Desert Springs Limited
            Partnership's Form 10-Q for the quarter ended September 30, 1997)
  3.5*     --Second Amended and Restated Agreement of Limited Partnership dated
            April 3, 1997 of Hanover Marriott Limited Partnership (incorporated by reference to Exhibit 3(a) of Hanover Marriott Limited
            Partnership's Form 10 filed June 12, 1998)
  3.6*     --Amended and Restated Agreement of Limited Partnership dated
            February 7, 1990 of Marriott Diversified American Hotels, L.P.
            (incorporated by reference to Exhibit 3(a) of Marriott Diversified
            American Hotels, L.P.'s Form 10 filed June 12, 1998)
  3.7*     --Amended and Restated Agreement of Limited Partnership dated
            November 27, 1985 of Marriott Hotel Properties Limited Partnership
            (incorporated by reference to Exhibit 3.1 of Marriott Hotel
            Properties Limited Partnership's Form 10 dated September 29, 1986)
  3.8*     --Amended and Restated Agreement of Limited Partnership dated June
            14, 1996 of Marriott Hotel Properties II Limited Partnership
            (incorporated by reference to Exhibit 3.1 of Marriott Hotel
            Properties II Limited Partnership's Form 10-K for the year ended
            December 31, 1996)
  3.9*     --Amended and Restated Agreement of Limited Partnership dated July
            16, 1982 of Potomac Hotel Limited Partnership (incorporated by reference to Exhibit 3 of Potomac Hotel Limited Partnership's Form
            10-K for the year ended December 31, 1994)
  3.10*    --Certificate of Incorporation dated April 15, 1998 of HMC Real
            Estate Corporation, the general partner of Host Marriott, L.P.
  3.11*    --Bylaws dated April 15, 1998 of HMC Real Estate Corporation, the general partner of Host Marriott, L.P.
  3.12*    --Articles of Incorporation of HMC Merger Corporation (to be renamed
            Host Marriott Corporation in connection with the REIT Conversion), dated September 28, 1998.
  3.13*    --Form of Articles of Amendment and Restatement of Articles of
            Incorporation of HMC Merger Corporation (to be renamed Host
            Marriott Corporation in connection with the REIT Conversion)
  3.14*    --Bylaws of HMC Merger Corporation (to be renamed Host Marriott
            Corporation in connection with the REIT Conversion), dated
            September 28, 1998
  3.15*    --Form of Amendments to Amended and Restated Agreements of Limited
            Partnership of the Partnerships
  3.16*    --Certificate of Formation dated July 28, 1998 of HMC Real Estate
            LLC, the general partner of Host Marriott, L.P.
  3.17*    --Operating Agreement of HMC Real Estate LLC, the general partner of
            Host Marriott, L.P.
  4.1*     --Form of Indenture between Host Marriott, L.P., as Issuer, and
            Marine Midland Bank, as Indenture Trustee, and Form of 6.56%
            Callable Note due December 15, 2005
  4.3(i)*  --Rights Agreement between Marriott Corporation and the Bank of New
            York as Rights Agent dated February 3, 1989 (incorporated by reference to Host Marriott Corporation Registration Statement No.
            33-62444)
  4.3(ii)* --First Amendment to Rights Agreement between Marriott Corporation and Bank of New York as Rights Agent dated as of October 8, 1993
            (incorporated by reference to Host Marriott Corporation
            Registration Statement No. 33-51707)

 EXHIBITS
 --------
  4.4*    --Indenture by and among HMC Acquisition Properties, Inc., as Issuer,
           HMC SFO, Inc., as Subsidiary Guarantors, and Marine Midland Bank, as
           Trustee (incorporated by reference to Host Marriott Corporation
           Registration Statement No. 333-00768)
  4.5*    --Indenture by and among HMH Properties, Inc., as Issuer, HMH
           Courtyard Properties, Inc., HMC Retirement Properties, Inc.,
           Marriott Financial Services, Inc., Marriott SBM Two Corporation, HMH
           Pentagon Corporation and Host Airport Hotels, Inc., as Subsidiary
           Guarantors, and Marine Midland Bank, as Trustee (incorporated by reference to Host Marriott Corporation Registration Statement
           33-95058)
  4.6*    --Indenture by and among HMH Properties, Inc., as Issuer, and the
           Subsidiary Guarantors named therein, and Marine Midland Bank, as
           Trustee (incorporated by reference to Host Marriott Corporation
           Current Report on Form 8-K dated August 6, 1998)
  4.7*    --Form of Common Stock Certificate of HMC Merger Corporation (to be
           renamed Host Marriott Corporation in connection with the REIT
           Conversion)
  4.8*    --Indenture for the 6 3/4% Convertible Debentures, dated December 2,
           1996, between Host Marriott Corporation and IBJ Schroeder Bank &
           Trust Company, as Indenture Trustee (incorporated by reference to
           Exhibit 4.3 of Host Marriott Corporation Registration Statement No.
           333-19923)
  4.9*    --Amended and Restated Trust Agreement, dated December 2, 1996, among
           Host Marriott Corporation, IBJ Schroeder Bank & Trust Company, as
           Property Trustee, Delaware Trust Capital Management, Inc., as
           Delaware Trustee, and Robert E. Parsons, Jr., Bruce D. Wardinski and
           Christopher G. Townsend, as Administrative Trustees (incorporated by reference to Exhibit 4.2 of Host Marriott Corporation Registration
           Statement No. 333-19923)
  4.10*   --Guarantee Agreement, dated December 2, 1996, between Host Marriott
           Corporation and IBJ Schroeder Bank & Trust Company, as Guarantee
           Trustee (incorporated by reference to Exhibit 4.6 of Host Marriott
           Corporation Registration Statement No. 333-19923)
  5.1*    --Opinion of Hogan & Hartson L.L.P. regarding legality of the OP
           Units and the Notes being registered
  5.2*    --Opinion of Hogan & Hartson L.L.P. regarding legality of the Common
           Shares being registered
  8.1*    --Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
  8.2     --Opinion of Hogan & Hartson L.L.P. regarding qualification of
           Host REIT as a REIT and certain other tax matters
 10.1*    --Amended and Restated Credit Agreement dated as of June 19, 1997 and
           Amended and Restated as of August 5, 1998 among Host Marriott
           Corporation, Host Marriott Hospitality, Inc., HMH Properties, Inc.,
           Host Marriott, L.P., HMC Capital Resources Corp., Various Banks,
           Wells Fargo Bank, National Association, The Bank of Nova Scotia and
           Credit Lyonnais New York Branch, as Co-Arrangers, and Bankers Trust
           Company as Arranger and Administrative Agent (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K
           dated September 11, 1998)
 10.2*    --Marriott Corporation Executive Deferred Compensation Plan dated as of December 6, 1990 (incorporated by reference from Exhibit 19(i) of the Host Marriott Corporation Annual Report on Form 10-K for the
           fiscal year ended December 28, 1991)
 10.3*    --Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan
           effective as of October 8, 1993 (incorporated by reference from Host
           Marriott Corporation Current Report on Form 8-K dated October 23,
           1993)
 10.4*    --Distribution Agreement dated as of September 15, 1993 between
           Marriott Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form
           8-K dated October 23, 1993)
 10.5*    --Amendment No. 1 to the Distribution Agreement dated September 15,
           1993 by and among Host Marriott Corporation, Host Marriott Services
           Corporation and Marriott International (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated
           January 16, 1996)
 10.6*    --Distribution Agreement dated December 22, 1995 by and between Host
           Marriott Corporation and Host Marriott Services Corporation
           (incorporated by reference from Host Marriott Corporation Current
           Report on Form 8-K dated January 16, 1996)
 10.7*    --Tax Sharing Agreement dated as of October 5, 1993 by and between
           Marriott Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form
           8-K dated October 23, 1993)
 10.8*    --Assignment and License Agreement dated as of October 8, 1993 by and between Marriott Corporation and Marriott International, Inc.
           (incorporated by reference from Host Marriott Corporation Current
           Report on Form 8-K dated October 23, 1993)

 EXHIBITS
 --------
  10.9*   --Amendment No. 1 to the Assignment and License Agreement dated as of
           October 8, 1993 by and between Marriott International, Inc. and Host
           Marriott Corporation (incorporated by reference from Host Marriott
           Corporation Current Report on Form 8-K dated January 16, 1996)
  10.10*  --Tax Administration Agreement dated as of October 8, 1993 by and between Marriott Corporation and Marriott International, Inc.
           (incorporated by reference from Host Marriott Corporation Current
           Report on Form 8-K dated October 23, 1993)
  10.11*  --Noncompetition Agreement dated as of October 8, 1993 by and between
           Marriott Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form
           8-K dated October 23, 1993)
  10.12*  --Amendment No. 1 to the Noncompetition Agreement dated October 8,
           1993 by and between Host Marriott Corporation and Marriott
           International, Inc. (incorporated by reference from Host Marriott
           Corporation Current Report on Form 8-K dated January 16, 1996)
  10.13*  --Form of Noncompetition Agreement between Host Marriott Corporation,
           Host Marriott, L.P. Crestline Capital Corporation and other parties named therein
 #10.14*  --Host Marriott Lodging Management Agreement--Marriott Hotels,
           Resorts and Hotels dated September 25, 1993 by and between Marriott
           Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No.
           33-51707)
  10.15*  --Employee Benefits and Other Employment Matters Allocation Agreement
           dated as of December 29, 1995 by and between Host Marriott
           Corporation and Host Marriott Services Corporation (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996)
  10.16*  --Tax Sharing Agreement dated as of December 29, 1995 by and between
           Host Marriott Corporation and Host Marriott Services Corporation
           (incorporated by reference from Host Marriott Corporation Current
           Report on Form 8-K dated January 16, 1996)
  10.17*  --Marriott/Host Marriott Employees' Profit Sharing Retirement and
           Savings Plan and Trust (incorporated by reference to Host Marriott
           Corporation Registration Statement No. 33-62444)
  10.18*  --Contribution Agreement dated as of April 16, 1998 among Host
           Marriott Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B
  10.19*  --Amendment No. 1 to Contribution Agreement dated May 8, 1998
           Marriott Corporation, Host Marriott, L.P. and the contributors named therein
  10.20*  --Amendment No. 2 to Contribution Agreement dated May 18, 1998 among
           Host Marriott Corporation, Host Marriott, L.P. and the contributors named therein
 #10.21*  --Form of Lease
 #10.22*  --Form of Management Agreement for Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No.
           33-51707)
  12.1*   --Computation of Ratios of Earnings to Fixed Charges
  21.1*   --List of Subsidiaries of Host Marriott, L.P.
  23.1*   --Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1, Exhibit
           5.2, Exhibit 8.1 and Exhibit 8.2)
  23.2*   --Consent of Arthur Andersen LLP
  23.3*   --Consent of American Appraisal Associates, Inc.
  23.4*   --Consents of Director nominees of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT
           Conversion)
  25.1*   --Statement of Eligibility and Qualification of Marine Midland Bank,
           as Indenture Trustee (bound separately)
  99.1*   --Appraisal of Houston Marriott Medical Center Hotel by American
           Appraisal Associates, Inc. dated March 1, 1998
  99.2*   --Appraisal of Seattle Marriott Hotel, Sea-Tac by American Appraisal
           Associates, Inc. dated March 1, 1998
  99.3*   --Appraisal of Marriott's Desert Springs Resort & Spa by American
           Appraisal Associates, Inc. dated March 1, 1998

 EXHIBITS
 --------
 99.4*    --Appraisal of Raleigh Marriott Crabtree Valley by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.5*    --Appraisal of Atlanta Marriott Marquis by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.6*    --Appraisal of Greensboro-High Point Marriott by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.7*    --Appraisal of San Ramon Marriott at Bishop Ranch by American
           Appraisal Associates, Inc. dated March 1, 1998
 99.8*    --Appraisal of Marriott Rivercenter by American Appraisal Associates,
           Inc. dated March 1, 1998
 99.9*    --Appraisal of New Orleans Marriott Hotel by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.10*   --Appraisal of Santa Clara Marriott by American Appraisal Associates,
           Inc. dated March 1, 1998
 99.11*   --Appraisal of Fairview Park Marriott by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.12*   --Appraisal of Detroit Marriott Livonia Hotel by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.13*   --Appraisal of Biscayne Bay Marriott Hotel & Marina by American
           Appraisal Associates, Inc. dated March 1, 1998
 99.14*   --Appraisal of Marriott's Mountain Shadow Resort & Golf Club by
           American Appraisal Associates, Inc. dated March 1, 1998
 99.15*   --Appraisal of Southfield Marriott Hotel by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.16*   --Appraisal of Marriott At Research Triangle Park by American
           Appraisal Associates, Inc. dated March 1, 1998
 99.17*   --Appraisal of Tampa Marriott Westshore by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.18*   --Appraisal of Albuquerque Marriott by American Appraisal Associates,
           Inc. dated March 1, 1998
 99.19*   --Appraisal of Fullerton Marriott Hotel by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.20*   --Appraisal of Dayton Marriott by American Appraisal Associates, Inc.
           dated March 1, 1998
 99.21*   --Appraisal of Marriott's Harbor Beach Resort by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.22*   --Appraisal of Marriott's Orlando World Center by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.23*   --Appraisal of Chicago Marriott Suites O'Hare by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.24*   --Appraisal of Hanover Marriott Hotel by American Appraisal
           Associates, Inc. dated March 1, 1998
 99.25*   --Form of Fairness Opinion of American Appraisal Associates, Inc.
 99.26*   --Questions and Answers
 99.27*   --Consent Form
 99.28*   --OP Unit Exchange Election Form
 99.29*   --Letter of Transmittal

--------
*  Previously filed.

# Agreement filed is illustrative of numerous other agreements to which the Company is a party.

ITEM 22. UNDERTAKINGS.

  The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The registrants undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned hereby undertake to supply by means of a post-effective amendment to Part II of the registration statement no later than 15 days prior to the end of the Solicitation Period a copy of the signed tax opinion of Hogan & Hartson L.L.P. with respect to qualification of HMC Merger Corporation as a REIT and with respect to the treatment of the Operating Partnership as a partnership for federal income tax purposes even if it were a "publicly traded partnership" substantially in the form and to the effect of Appendix D to the prospectus/consent solicitation statement included in the registration statement.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANTS HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON NOVEMBER 23, 1998.

                                          Host Marriott, L.P.

                                          By:      HMC Real Estate LLC,
                                              ---------------------------------
                                                AS GENERAL PARTNER OF HOST
                                                      MARRIOTT, L.P.


                                            By:    /s/ Robert E. Parsons, Jr.
                                                -------------------------------
                                                 NAME: ROBERT E. PARSONS, JR.
                                                      TITLE: PRESIDENT
                                          HMC Merger Corporation


                                            By:    /s/ Robert E. Parsons, Jr.
                                                -------------------------------
                                                 NAME: ROBERT E. PARSONS, JR.
                                                      TITLE: PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
     /s/ Robert E. Parsons, Jr.        President and
-------------------------------------   Manager of HMC Real    November 23, 1998
       ROBERT E. PARSONS, JR.           Estate LLC (Chief
                                        Executive Officer
                                        and Chief Financial
                                        Officer); President
                                        and Initial
                                        Director of HMC
                                        Merger Corporation
                                        (Chief Executive
                                        Officer and Chief
                                        Financial Officer)

        /s/ Donald D. Olinger          Vice President of
-------------------------------------   HMC Real Estate LLC    November 23, 1998
          DONALD D. OLINGER             and HMC Merger
                                        Corporation (Chief
                                        Accounting Officer)

     /s/ Christopher G. Townsend       Vice President and
-------------------------------------   Manager of HMC Real    November 23, 1998
       CHRISTOPHER G. TOWNSEND          Estate LLC; Vice
                                        President and
                                        Initial Director of
                                        HMC Merger
                                        Corporation

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